Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Second Quarter 2017 Operating Results
Continues Capital Allocation to Strengthen Portfolio and Balance Sheet Through Acquisitions, Dispositions and Debt Reduction

Phoenix, AZ, August 3, 2017 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending June 30, 2017.

Second Quarter 2017 Highlights

•	Net Income of $34.2 million and Net Income per diluted share of $0.02

•	Achieved $0.18 AFFO per diluted share including $0.01 from Cole Capital

•	Completed $101.6 million of acquisitions and $224.8 million of dispositions and $70.2 million of acquisitions and $9.6 million of dispositions subsequent to the quarter

•	Decreased Debt from $6.3 billion to $6.1 billion and Net Debt from $6.0 billion to $5.7 billion, or 37.9% net debt to gross real estate investments

•	Reduced Net Debt to Normalized EBITDA from 5.5x to 5.4x

•	Cole Capital® raised $78.0 million of new equity capital

•	Company narrows AFFO per diluted share guidance range from $0.70 - $0.73 to $0.71 - $0.73 (see reconciliation to earnings per share at the end of this release)

Second Quarter 2017 Consolidated Financial Results

Revenue
Consolidated revenue for the quarter ended June 30, 2017 decreased $34.1 million to $336.9 million as compared to revenue of $371.0 million for the same quarter in 2016, primarily due to 2016 and 2017 dispositions.

Net Income (Loss) and Net Income (Loss) Attributable to Common Stockholders per Diluted Share
Consolidated net income for the quarter ended June 30, 2017 increased $31.0 million to $34.2 million as compared to net income of $3.2 million for the same quarter in 2016 and net income per diluted share increased $0.04 to $0.02 for the quarter ended June 30, 2017, as compared to a net loss per diluted share of $0.02 for the same quarter in 2016. The differences were primarily due to a larger gain on the disposition of real estate and extinguishment of debt and the following lower expense items: Cole Capital reallowed fees and commissions, property operating, G&A, depreciation and amortization and interest expense. These were partially offset by lower revenue and higher impairments and litigation expenses.

Normalized EBITDA
Consolidated Normalized EBITDA for the quarter ended June 30, 2017 decreased $15.1 million to $268.0 million as compared to Normalized EBITDA of $283.1 million for the same quarter in 2016, primarily due to 2016 and 2017 dispositions.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended June 30, 2017 decreased $12.8 million to $171.4 million, as compared to $184.2 million for the same quarter in 2016 and FFO per diluted share decreased $0.03 to $0.17 for the quarter ended June 30, 2017, as compared to $0.20 for the same quarter in 2016.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended June 30, 2017 increased $0.8 million to $180.9 million, as compared to $180.1 million for the same quarter in 2016, and AFFO per diluted share decreased $0.01 to $0.18 for the quarter ended June 30, 2017, as compared to $0.19 for the same quarter in 2016.

Common Stock Dividend Information
On August 2, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the third quarter of 2017, representing an annual distribution rate of $0.55 per share. The dividend will be paid on October 16, 2017 to common stockholders of record as of September 29, 2017.

Balance Sheet and Liquidity
As of June 30, 2017, there was no balance outstanding on the Company’s revolving line of credit. The Company’s $2.8 billion unsecured credit facility is made up of a $500 million term loan and a revolving line of credit with $2.3 billion of capacity available. During the quarter, secured debt was reduced by $203.8 million.

Share Repurchase Activity
As of June 30, 2017, the Company repurchased 68,759 shares of its common stock at an average price of $7.50 per share.

Consolidated Financial Statistics
Consolidated Financial Statistics as of the quarter ended June 30, 2017 are as follows: Net Debt to Normalized EBITDA of 5.4x, Fixed Charge Coverage Ratio of 3.0x, Unencumbered Gross Real Estate Investments to Total Gross Real Estate Investments ratio of 69.5%, Net Debt to Gross Real Estate Investments of 37.9% and Weighted Average Debt Term of 4.0 years.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “We are pleased with VEREIT’s second quarter results demonstrating effective capital allocation and the ability to successfully execute on targeted acquisitions and dispositions. Based on our year-to-date performance, we are able to narrow our AFFO guidance,” stated Glenn J. Rufrano, Chief Executive Officer. “During the past two years, we have proven our ability to execute on our plan to re-shape the portfolio and enhance our balance sheet. With a business model focused on a large, diversified portfolio comprised of single-tenant retail, restaurant, office and industrial, we can reduce risk while maintaining optionality through various market conditions. We are now poised to provide capital to corporate clients through a pointed acquisition process.”
Real Estate Investment (“REI”) Segment Update

Real Estate Portfolio
As of June 30, 2017, the Company’s portfolio consisted of 4,105 properties with total portfolio occupancy of 98.6%, investment grade tenancy of 40.7% and a weighted-average remaining lease term of 9.5 years. During the quarter ended June 30, 2017, same-store rents (4,038 properties) were flat as compared to the same quarter in 2016. Excluding the effects of certain early lease renewal efforts, same store rents would have increased 0.3%.

Property Acquisitions
During the second quarter of 2017, the Company acquired 38 properties for approximately $101.6 million at an average cash cap rate of 7.0%.

Property Dispositions
During the quarter ended June 30, 2017, the Company disposed of 37 properties for approximately $224.8 million at an average cash cap rate of 6.9%, including $73.5 million in net sales of Red Lobster restaurants. The gain on second quarter sales was approximately $43.1 million.

Cole Capital® Segment Update

Investment Management Capital Raise
During the quarter, Cole Capital raised $114.5 million of capital on behalf of its sponsored non-listed REITs (the “Cole REITs”), including $36.5 million through the Cole REITs’ distribution reinvestment plans (“DRIP”), compared to $174.1 million, including $35.5 million of DRIP proceeds, in the second quarter of 2016.

Investment Management Acquisitions
Cole Capital invested $276.7 million in 45 properties on behalf of the Cole REITs in the second quarter of 2017, compared to $211.2 million in 14 properties in the second quarter of 2016.

Subsequent Events - Consolidated

Property Acquisitions
From July 1, 2017 through August 1, 2017, the Company acquired three properties for $70.2 million at an average cash cap rate of 6.5%. Acquisitions year-to-date through August 1, 2017, totaled $273.3 million. The average cash cap rate excluding the fee interest purchases in the first quarter was 6.9%.

Property Dispositions
From July 1, 2017 through August 1, 2017, the Company disposed of seven properties for an aggregate sales price of $9.6 million at an average cash cap rate of 7.2%. Dispositions year-to-date through August 1, 2017, totaled $433.6 million at an average cash cap rate of 7.0%.

Cole Capital Equity Raise
In July 2017, Cole Capital raised $34.1 million of capital on behalf of the Cole REITs, including $11.9 million through DRIP.

Audio Webcast Details

The live audio webcast, beginning at 1:00 p.m. ET on Thursday, August 3, 2017, is available by accessing this link:
http://ir.vereit.com/. Participants should log in 10-15 minutes early.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call.

About the Company
VEREIT is a leading, full-service real estate operating company with investment management capability. VEREIT owns and actively manages a diversified portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $15.0 billion including approximately 4,100 properties and 91.1 million square feet, located in 49 states, as well as Puerto Rico and Canada. Additionally, VEREIT manages $7.7 billion of gross real estate investments on behalf of the Cole Capital® non-listed REITs. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com and through social media platforms such as Twitter and LinkedIn.

Media Contacts
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

John Bacon, Senior Vice President, Corporate Communications
VEREIT
60.778.6057 | JBacon@VEREIT.com

Investor Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Debt Outstanding and Adjusted Debt Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to pages 7 through 12 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
Effective January 1, 2017, we determined that adjusted funds from operations (“AFFO”), a non-GAAP measure, and our real estate portfolio and economic metrics should exclude the impact of properties owned by the Company for the month beginning with the date that (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation ("Excluded Properties") and ending with the disposition date, to better reflect our ongoing operations. Excluded Properties at June 30, 2017, included two vacant office properties and one vacant industrial property, comprised of an aggregate of 991,000 square feet, which each secured a mortgage note payable, with aggregate Debt Outstanding of $83.9 million. The Company did not update data presented for prior periods as the impact on prior period non-GAAP measures, including AFFO and Normalized EBITDA, and operating metrics was immaterial.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), an industry trade group, has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
NAREIT defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. We calculated FFO in accordance with NAREIT's definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net of insurance recoveries, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. Effective January 1, 2017, we determined to omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition-related expenses, litigation and other non-routine transactions costs, net of insurance recoveries, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and real estate and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Beginning in 2017, Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. The Company believes that Normalized EBITDA is a useful non-GAAP supplemental measure to investors and analysts for assessing the performance of the Company's business segments. Therefore, Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Debt Outstanding and Adjusted Debt Outstanding
Debt Outstanding and Adjusted Debt Outstanding are non-GAAP measures that represent the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Beginning in 2017, Adjusted Debt Outstanding omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Debt Outstanding and Adjusted Debt Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Debt Outstanding and Adjusted Debt Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt
Net Debt is a non-GAAP measure used to show the Company's Adjusted Debt Outstanding, less all cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, Excluding Non-Cash Amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii)the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the current quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.

Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events and VEREIT’s future financial condition, results of operations and business, including its positioning and diversified portfolio, its ability to reduce risk while maintaining optionality, and to provide capital to corporations through acquisitions. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to execute on and realize success from its business plan; VEREIT’s ability to meet its updated 2017 guidance; the unpredictability of the business plans and financial condition of VEREIT’s tenants; the impact of impairment charges in respect of certain of VEREIT’s properties or other assets; risks associated with pending government investigations and litigations related to VEREIT’s previously disclosed audit committee investigation; the inability of Cole Capital to regain its prior level of capital raise; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Real estate investments, at cost:
Land	$2,858,662	$2,895,625
Buildings, fixtures and improvements	10,496,710	10,644,296
Intangible lease assets	2,000,292	2,044,521
Total real estate investments, at cost	15,355,664	15,584,442
Less: accumulated depreciation and amortization	2,623,050	2,331,643
Total real estate investments, net	12,732,614	13,252,799
Investment in unconsolidated entities	44,931	46,077
Investment in direct financing leases, net	33,892	39,455
Investment securities, at fair value	42,250	47,215
Mortgage notes receivable, net	20,722	22,764
Cash and cash equivalents	292,498	256,452
Restricted cash	40,995	45,018
Intangible assets, net	16,319	24,609
Rent and tenant receivables and other assets, net	349,013	330,705
Goodwill	1,462,585	1,462,203
Due from affiliates	8,085	21,349
Real estate assets held for sale, net	4,136	38,928
Total assets	$15,048,040	$15,587,574

LIABILITIES AND EQUITY
Mortgage notes payable and other debt, net	$2,381,031	$2,671,106
Corporate bonds, net	2,228,422	2,226,224
Convertible debt, net	978,738	973,340
Credit facility, net	497,718	496,578
Below-market lease liabilities, net	209,566	224,023
Accounts payable and accrued expenses	149,309	146,137
Deferred rent, derivative and other liabilities	70,735	68,039
Distributions payable	168,953	162,578
Due to affiliates	89	16
Total liabilities	6,684,561	6,968,041
Commitments and contingencies
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of June 30, 2017 and December 31, 2016	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 974,250,202 and 974,146,650 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	9,742	9,741
Additional paid-in-capital	12,645,309	12,640,171
Accumulated other comprehensive loss	(1,928)	(2,556)
Accumulated deficit	(4,456,708)	(4,200,423)
Total stockholders’ equity	8,196,843	8,447,361
Non-controlling interests	166,636	172,172
Total equity	8,363,479	8,619,533
Total liabilities and equity	$15,048,040	$15,587,574

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended June 30,
	2017	2016
Revenues:
Rental income	$286,291	$311,352
Direct financing lease income	403	535
Operating expense reimbursements	21,551	26,646
Cole Capital revenue	28,685	32,486
Total revenues	336,930	371,019
Operating expenses:
Cole Capital reallowed fees and commissions	2,874	6,975
Acquisition-related	756	41
Litigation and other non-routine costs, net of insurance recoveries	14,411	2,917
Property operating	31,627	38,199
General and administrative	29,411	33,094
Depreciation and amortization	184,288	197,345
Impairments	17,769	8,825
Total operating expenses	281,136	287,396
Operating income	55,794	83,623
Other (expense) income:
Interest expense	(73,621)	(82,468)
Gain on extinguishment and forgiveness of debt, net	9,005	252
Other income, net	1,835	1,216
Equity in income and gain on disposition of unconsolidated entities	513	70
Gain (loss) on derivative instruments, net	592	(177)
Total other expenses, net	(61,676)	(81,107)
(Loss) income before taxes and real estate dispositions	(5,882)	2,516
Gain on disposition of real estate and held for sale assets, net	42,639	437
Income before taxes	36,757	2,953
(Provision for) benefit from income taxes	(2,571)	280
Net income	34,186	3,233
Net income attributable to non-controlling interests	(778)	(87)
Net income attributable to the General Partner	$33,408	$3,146

Basic and diluted net income (loss) per share attributable to common stockholders	$0.02	$(0.02)
Distributions declared per common share	$0.14	$0.14

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended June 30,
	2017	2016
Net income	$34,186	$3,233
Adjustments:
Interest expense	73,621	82,468
Depreciation and amortization	184,288	197,345
Provision for (benefit from) income taxes	2,571	(280)
Proportionate share of adjustments for unconsolidated entities	1,023	554
EBITDA	$295,689	$283,320
Gain on disposition of real estate assets, including joint ventures, net	(42,639)	(437)
Impairments	17,769	8,825
Acquisition-related expenses	756	41
Litigation and other non-routine costs, net of insurance recoveries	14,411	2,917
Gain on investment securities	(65)	—
(Gain) loss on derivative instruments, net	(592)	177
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,703	1,248
Gain on extinguishment and forgiveness of debt, net	(9,005)	(252)
Net direct financing lease adjustments	464	590
Straight-line rent, net of bad debt expense related to straight-line rent	(10,870)	(15,663)
Program development costs write-off	—	2,377
Other amortization and non-cash charges	(57)	(157)
Proportionate share of adjustments for unconsolidated entities	(11)	74
Adjustment for Excluded Properties	472	—
Normalized EBITDA	$268,025	$283,060

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended June 30,
	2017	2016
Net income	$34,186	$3,233
Dividends on non-convertible preferred stock	(17,973)	(17,973)
Gain on real estate assets and interest in joint venture, net	(42,639)	(437)
Depreciation and amortization of real estate assets	179,433	190,236
Impairment of real estate	17,769	8,825
Proportionate share of adjustments for unconsolidated entities	667	290
FFO attributable to common stockholders and limited partners	$171,443	$184,174

Acquisition-related expenses	756	41
Litigation and other non-routine costs, net of insurance recoveries	14,411	2,917
Gain on investment securities	(65)	—
(Gain) loss on derivative instruments, net	(592)	177
Amortization of premiums and discounts on debt and investments, net	(1,700)	(4,030)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,703	1,248
Net direct financing lease adjustments	464	590
Amortization and write-off of deferred financing costs	6,327	7,461
Amortization of management contracts	4,146	6,240
Deferred tax benefit	(4,318)	(6,417)
Gain on extinguishment and forgiveness of debt, net	(9,005)	(252)
Straight-line rent, net of bad debt expense related to straight-line rent	(10,870)	(15,663)
Equity-based compensation expense	4,448	2,779
Other amortization and non-cash charges	627	751
Proportionate share of adjustments for unconsolidated entities	48	91
Adjustment for Excluded Properties	3,045	—
AFFO attributable to common stockholders and limited partners	$180,868	$180,107

Weighted-average shares outstanding - basic	974,160,295	904,107,378
Limited Partner OP Units and effect of dilutive securities	23,969,333	27,144,667
Weighted-average shares outstanding - diluted	998,129,628	931,252,045

FFO attributable to common stockholders and limited partners per diluted share	$0.17	$0.20
AFFO attributable to common stockholders and limited partners per diluted share	$0.18	$0.19

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended
	June 30, 2017
Interest expense, Excluding Non-Cash Amortization	$66,446
Secured debt principal amortization	4,563
Dividends attributable to preferred shares	17,973
Total fixed charges	88,982
Normalized EBITDA	268,025
Fixed Charge Coverage Ratio	3.01	x

	June 30, 2017
Adjusted Debt Outstanding	$6,031,589
Less: cash and cash equivalents	292,498
Net Debt	5,739,091
Normalized EBITDA annualized	1,072,100
Net Debt to Normalized EBITDA Annualized Ratio	5.35	x

Net Debt	$5,739,091
Gross Real Estate Investments	15,157,133
Net Debt Leverage Ratio	37.9%

Unencumbered Gross Real Estate Investments	$10,541,410
Gross Real Estate Investments	15,157,133
Unencumbered asset ratio	69.5%

June 30, 2017
Mortgage notes payable and other debt, net	$2,381,031
Corporate bonds, net	2,228,422
Convertible debt, net	978,738
Credit facility, net	497,718
Total debt - as reported	6,085,909
Adjustments:
Deferred financing costs, net	48,135
Net premiums	(18,599)
Debt Outstanding	$6,115,445
Debt Outstanding - Excluded Properties	(83,856)
Adjusted Debt Outstanding	6,031,589

Three Months Ended
March 31, 2017
Interest expense - as reported	$(73,621)
Less Adjustments:
Amortization of deferred financing and issuance costs	(6,399)
Amortization of net premiums	1,797
Interest Expense, Excluding Non-Cash Amortization - Excluded Properties	(2,573)
Interest Expense, Excluding Non-Cash Amortization	$(66,446)

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(Cole Capital Segment)
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended June 30,
	2017	2016
Net income	$4,454	$1,066
FFO attributable to common stockholders and limited partners	4,454	1,066

Acquisition-related expenses	36	14
Amortization of management contracts	4,146	6,240
Deferred tax benefit	(4,318)	(6,417)
Equity-based compensation expense	1,665	854
Other amortization and non-cash charges	627	751
AFFO attributable to common stockholders and limited partners	$6,610	$2,508

Weighted-average shares outstanding - basic	974,160,295	904,107,378
Limited Partner OP Units and effect of dilutive securities	23,969,333	27,144,667
Weighted-average shares outstanding - diluted	998,129,628	931,252,045

FFO attributable to common stockholders and limited partners per diluted share	$0.004	$0.001
AFFO attributable to common stockholders and limited partners per diluted share	$0.007	$0.003

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2017 GUIDANCE
(Unaudited)

We narrow our AFFO per diluted share guidance range from $0.70 - $0.73, as previously disclosed in our Q4 2016 earnings release, to $0.71 - $0.73. This guidance assumes dispositions and acquisitions each totaling $450 million to $600 million at an average cash cap rate of 6.5% to 7.5%, real estate operations with average occupancy of approximately 98.0% and same-store rental growth between 0.0% and 0.3%. The guidance range also assumes Cole Capital will contribute $0.02 to $0.03 of AFFO per diluted share, including 2017 capital raise of $400 million to $500 million, excluding DRIP, and Cole acquisitions of $800 million to $1.0 billion. The Company also expects to target balance sheet net debt to normalized EBITDA between 5.7x and 6.0x. The estimated net loss per basic and diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	High
Basic and diluted net loss per share attributable to common stockholders (1)	$(0.03)	$(0.01)
Gain on disposition of real estate assets, net (2)	(0.06)	(0.06)
Depreciation and amortization of real estate assets	0.71	0.71
Impairment of real estate (2)	0.02	0.02
FFO attributable to common stockholders and limited partners per diluted share	0.64	0.66
Adjustments (3)	0.07	0.07
AFFO attributable to common stockholders and limited partners per diluted share	$0.71	$0.73
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(1) Includes impact of dividends to be paid to preferred shareholders and excludes the effect of non-controlling interests and the impact of the extinguishment of debt. Includes the impact of the gain on sale and impairment of real estate for the six months ended June 30, 2017.
(2) Includes actual amounts for the six months ended June 30, 2017.
(3) Includes (i) non-routine items such as acquisition-related costs, litigation and other non-routine costs, net of insurance recoveries, gains or losses on sale of investment securities or mortgage note receivables, legal settlements and insurance recoveries not in the ordinary course of business, (ii) certain non-cash items such as impairments of intangible assets and goodwill, straight-line rental revenue, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities and (iii) the AFFO impact of Excluded Properties and related non-recourse mortgage notes.